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                                                                    EXHIBIT 1.1

                                                               [EXECUTION COPY]




                          CapRock Communications Corp.



                             Underwriting Agreement


                                                             New York, New York
                                                                  June 15, 2000


To the Representatives
   named in Schedule I
   hereto of the Under-
   writers named in
   Schedule II hereto


Ladies and Gentlemen:

               CapRock Communications Corp., a corporation organized under the laws of Texas (the "Company"), proposes to sell to the several underwriters named in Schedule II hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, the number of shares of Common Stock, $.01 par value ("Common Stock"), of the Company set forth in Schedule I hereto (said shares to be issued and sold by the Company the "Underwritten Securities"). The Company also proposes to grant to the Underwriters an option to purchase up to the number of additional shares of Common Stock set forth in
Schedule II hereto to cover over-allotments (the "Option Securities"; the Option Securities, together with the Underwritten Securities, being hereinafter called the "Securities"). To the extent there are no additional Underwriters listed on
Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, as the case may be, deemed to

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be incorporated therein by reference. Certain terms used herein are defined in
Section 17 hereof.

1. Representations and Warranties.

         The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

         (a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related basic prospectus, for registration under the Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including a preliminary final prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (i) after the Effective Date of such registration statement, a final prospectus supplement relating to the Securities in accordance with Rules 430A and 424(b), (ii) prior to the Effective Date of such registration statement, an amendment to such registration statement (including the form of final prospectus supplement) or (iii) a final prospectus in accordance with Rules 415 and 424(b). In the case of clause (i), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Act and the rules thereunder to be included in such registration statement and the final prospectus. As filed, such final prospectus supplement or such amendment and form of final prospectus supplement shall contain all Rule 430A Information, together with all other such required information, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the basic prospectus and any preliminary final prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. The registration statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

         (b) The Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

         (c) On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a "settlement date"), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements



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of the Act and the Exchange Act and the respective rules thereunder; on the
Effective Date and at the Execution Time, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Closing Date and any settlement date, the Final Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto).

         (d) Each of the Company and its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or be in good standing would not result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

         (e) All the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

         (f) The Company's authorized equity capitalization is as set forth in the Final Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable and the Securities being sold hereunder by the Company are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq Stock Market's National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to


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subscribe for the Securities; and, except as set forth in the Final Prospectus or except for options granted under the Company's stock option plan subsequent to March 31, 2000, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

         (g) There is no franchise, contract or other document of a character required to be described in the Registration Statement or the Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings "Risk Factors
- Our substantial indebtedness could make us unable to service indebtedness and meet our other requirements and could adversely affect our financial health," "Risk Factors - Limitations imposed by restrictive covenants could alter how we conduct business and a default under our indentures could significantly impact our ability to repay our indebtedness," "Risk Factors - If we do not interconnect with our primary competitors, the ILECs, our business will be adversely affected," "Risk Factors - Our principal competitors for local services, the ILECs, and potential additional competitors, have advantages that may adversely affect our ability to compete with them," "Risk Factors - Our future success will depend on growth in the demand for Internet access and high-speed data services, including DSL," "Risk Factors - Our DSL services may interfere with or be affected by other transport technologies," "Risk Factors - Our need to comply with extensive governmental regulation can increase our costs and slow our growth," "Risk Factors - Deregulation of the telecommunications industry involves uncertainties, and the resolution of these uncertainties could adversely affect our business," "Risk Factors - Delays by the ILECs in connecting our customers to our network could result in customer dissatisfaction and loss of business," "Risk Factors - Dependence on other carriers and the regulation of access charges involves uncertainties, and the resolution of these uncertainties could adversely affect our business," "Risk Factors - We may not be able to adapt to technological change," "Risk Factors - We need rights of way, franchises and permits to build our fiber network," "Risk Factors - Future sales of our Common Stock may adversely affect our Common Stock price," "Risk Factors - We may incur liability as an Internet service provider," "Risk Factors
- Communications laws and state corporate laws may make it harder for someone to acquire control of CapRock," "Risk Factors - If we become subject to the Investment Company Act, it could adversely affect our financing activities and financial results," "Business - Competition," "Business - Legal Proceedings," "Regulation and Licenses," "Description of Outstanding Material Indebtedness" and "Description of Outstanding Capital Stock," insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

         (h) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms.


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         (i) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended (the "ICA").

         (j) No consent, approval, authorization, license, filing, or qualification with or order of any court or governmental agency (including, without limitation, the Federal Communications Commission (the "FCC") or any state agency or governmental authority having jurisdiction over interstate or intrastate telecommunications) or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required by the NASD or under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Final Prospectus.

         (k) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (i) the charter or by-laws of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, ordinance, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties.

         (l) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement except for such rights of Roth Capital Partners as have been effectively waived with respect to the offering of the Securities.

         (m) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Final Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption "Selected Consolidated Financial Data" in the Final Prospectus and Registration Statement fairly present, on the basis stated in the Final Prospectus and the Registration Statement, the information included therein.

         (n) No complaint, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of


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its subsidiaries or its or their property, including but not limited to, any of the Governmental Licenses (as hereinafter defined) is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries or any of their Governmental Licenses (as hereinafter defined), taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

         (o) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

         (p) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, ordinance, rule, regulation, judgment, order, writ, decision or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, including, but not limited to, any of the Governmental Licenses (as hereinafter defined) as applicable, except with respect to clauses
(ii) and (iii) of this Section 1(p) for such violations or defaults that would not result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

         (q) KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Final Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

         (r) There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Securities.

         (s) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary


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course of business, except as set forth in or contemplated in the Prospectus
(exclusive of any supplement thereto) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

         (t) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries' principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

         (u) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

         (v) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or


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assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Final Prospectus.

         (w) The Company and its subsidiaries possess all licenses, certificates, permits, registrations, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local, or foreign regulatory authorities, including, but not limited to, any licenses, certificates, authorizations or registrations issued by the FCC or from state agencies having jurisdiction over interstate or intrastate telecommunications, required or necessary to conduct their respective businesses, except to the extent that any failure to so possess such Governmental Licenses, either singly or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation, suspension, or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

         (x) The Company and its subsidiaries are in compliance with the terms and conditions of all Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a material adverse effect on the condition (financial or otherwise, prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto); all of the Governmental Licenses are valid and in full force and effect; neither the Company nor any of its subsidiaries has failed to obtain and maintain in effect, any Governmental License required or necessary for the ownership or lease of their properties or the conduct of their businesses, except for those the failure of which to obtain would not result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; all Governmental Licenses held by the Company and its subsidiaries have been duly and validly issued to the Company and its subsidiaries, and such Governmental Licenses are not subject to any conditions outside of the ordinary course; no event has occurred which permits (nor has an event occurred which with notice or lapse of time or both would permit) the revocation, suspension or termination of such Governmental Licenses.


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         (y) The Company and its subsidiaries have operated in compliance with, and are not in violation of except for such noncompliance or such violations which do not or will not result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto), the Governmental Licenses and all statutes (including, but not limited to, the Communications Act of 1934, as amended (the "Communications Act"), including the Telecommunications Act of 1996), laws, ordinances, rules, regulations, judgments, orders, decisions or decrees of any court, regulatory body, administrative body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of their assets or properties, as applicable, including, but not limited to, the FCC and any state authority having jurisdiction over the Company or its subsidiaries or over their respective assets or properties, including, but not limited to, any of the Governmental Licenses.

         (z) The Company and its subsidiaries have filed with all administrative bodies, administrative agencies, governmental bodies, arbitrators or other authorities having jurisdiction over the Company or its subsidiaries or any of their assets or its properties, as applicable, all applications, statements, reports, tariffs, information, forms, or any other documents or materials required under all statutes, laws, ordinances, rules, regulations, judgments, orders, decisions or decrees, except where the failure to file would not have a material adverse effect on the Company's or any of its subsidiaries' ability to provide its services as described in the Registration Statement. To the Company's knowledge, such filings or submissions were in compliance with applicable laws or regulations or other requirements when filed or submitted and no deficiencies have been asserted by any administrative bodies, administrative agencies, governmental bodies, arbitrators or other authorities with respect to such filings or submissions, except where the deficiency is of such a nature that failure to cure any such deficiency would not have a material adverse effect on the Company's ability to provide its services as described in the Registration Statement. To the Company's knowledge, the information contained in such filings or submissions was and continues to be in all material respects, accurate, complete and up-to-date at the time the filings or submissions were made.

         (aa) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.



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         (bb) The Company has not taken, directly or indirectly, any action that has constituted or that was designed to or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

         (cc) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse effect in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto). Except as set forth in the Final Prospectus, neither the Company nor any of the subsidiaries has been named as a "potentially responsible party" under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

         (dd) Each of the Company and its subsidiaries has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 ("ERISA") and the regulations and published interpretations thereunder with respect to each "plan" (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. The Company and its subsidiaries have not incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA.

         (ee) The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 1-02 of Regulation S-X (the "Subsidiaries").

         (ff) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the "Intellectual


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Property") necessary for the conduct of the Company's business as now conducted or as proposed in the Final Prospectus to be conducted. Except as set forth in the Final Prospectus, with respect to such Intellectual Property, (i) there are no rights of third parties to any such Intellectual Property; (ii) there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Company's rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Final Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (vii) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office.

         (gg) Except as disclosed in the Registration Statement and the Final Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of Salomon Smith Barney Holdings Inc. or Bear, Stearns & Co. Inc. and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Salomon Smith Barney Holding Inc. or Bear, Stearns & Co. Inc.

               Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.



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2. Purchase and Sale.

         (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company at a purchase price of $18.6225 per share, the amount of the Underwritten Securities set forth opposite such Underwriter's name in
Schedule II hereto.

         (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 675,000 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Final Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made on the date and at the time specified in Schedule I hereto or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

               If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Securities (at the expense of the Company) to the Representatives, c/o Salomon Smith Barney Inc., 388

Greenwich Street, New York, New York (or at such other place as shall be agreed upon by the Representatives and the Company), on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to the accounts specified by the Company. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Agreements.

         The Company agrees with the several Underwriters that:

         (a) The Company will use its best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Final Prospectus) to the Basic Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Final Prospectus is otherwise required under Rule 424(b), the Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Registration Statement, if not effective at the Execution Time, shall have become effective, (ii) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (iii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iv) of any request by the Commission or its staff during the nine-month period subsequent to the date of this Agreement for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (vi) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

         (b) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act, any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, the Company promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (iii) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

         (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

         (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed or conformed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Final Prospectus and the Final Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

         (e) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Securities and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

         (f) The Company will not, without the prior written consent of each of Salomon Smith Barney Inc. and Bear, Stearns & Co. Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company (except for Roth Capital Partners, Inc. pursuant to its registration rights) or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until the Business Day set forth on Schedule I hereto, provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, and provided further, that the Company may issue shares of Common Stock or securities convertible into or exercisable for or exchangeable for shares of Common Stock in connection with the acquisition by the Company or a Subsidiary thereof of assets or securities.

         (g) The Company will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than (i) 6:00 PM New York City time on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 PM New York City time on such date or
(ii) 9:30 AM on the Business Day following the day on which the public offering price was determined, if such determination occurred after 3:00 PM New York City time on such date; if filing of the Final Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Final

Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

         (b) The Company shall have requested and caused Munsch Hardt Kopf & Harr, P.C., counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) each of the Company and CapRock Telecommunications Corp., IWL Communications Incorporated and CapRock Fiber Network Ltd. (individually a "Subsidiary" and collectively the "Subsidiaries") has been duly incorporated or formed and is validly existing as a corporation or limited partnership in good standing under the laws of the jurisdiction in which it is chartered or organized, with full corporate or partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Final Prospectus, and is duly qualified to do business as a foreign corporation or foreign partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to so qualify or be in good standing would not result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business;

               (ii) all the outstanding shares of capital stock of each Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Final Prospectus, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest and, to the knowledge of such counsel, after due inquiry, any other security interest, claim, lien or encumbrance;

               (iii) the Company's authorized equity capitalization is as set forth in the Final Prospectus under the caption "Capitalization"; the capital stock of the Company conforms in all material respects to the description thereof contained in the Final Prospectus; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance, on the Nasdaq Stock Market's National Market; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities;

               (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Final Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Final Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included or incorporated by reference in the Final Prospectus under the headings "Description of Outstanding Capital Stock," "Business - Properties," "Business - Legal Proceedings" and "Description of Outstanding Material Indebtedness" insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries in all material respects of such legal matters, agreements, documents or proceedings;

               (v) the Registration Statement has become effective under the Act; any required filing of the Basic Prospectus, any Preliminary Final Prospectus and the Final Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Final Prospectus (other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder; and such counsel has no reason to believe that on the Effective Date or the date the Registration Statement was last deemed amended the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its date and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and other financial information contained therein, as to which such counsel need express no opinion);

               (vi) this Agreement has been duly authorized, executed and delivered by the Company;

               (vii) the Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Prospectus, will not be an "investment company" as defined in the ICA;

               (viii) no consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction or which may be required by the FCC or any state public utility commission or other similar authority ("PUC") or otherwise addressed in the opinion of special regulatory counsel delivered pursuant to Section 6(c) of this Agreement in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Final Prospectus and such other approvals (specified in such opinion) as have been obtained;

               (ix) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, (1) the charter or by-laws of the Company or its subsidiaries, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument, of which we have knowledge, to which the Company or its subsidiaries is a party or bound or to which its or their property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or its subsidiaries or any of its or their properties; and

               (x) to our knowledge, other than Roth Capital Partners, Inc., no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

               In rendering such opinion, such counsel may rely (1) as to matters involving the application of laws of any jurisdiction other than the State of Texas or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (2) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials. References to the Final Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

         (c) The Company shall have requested and caused Swidler Berlin Shereff Friedman, LLP, special regulatory counsel to the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the effect that:

               (i) Schedule A hereto accurately and completely lists all of the licenses, permits, certificates, registrations, and authorizations issued by the FCC and the PUCs (collectively, the "Licenses") necessary for the Company and its subsidiaries to carry on their respective businesses as described in the Final Prospectus and the Registration Statement. Schedule A hereto accurately and completely lists all pending applications filed by either the Company or its subsidiaries with the FCC and the PUCs. The Company and its subsidiaries have all Licenses, consents, approvals and orders required under the

Communications Act and the laws, rules and regulations applicable to intrastate telecommunications ("State Laws") that are required or necessary for them to carry on their existing businesses as described in the Final Prospectus and the Registration Statement;

               (ii) To the best of our knowledge, (1) the Licenses are validly issued; (2) the Licenses are in full force and effect and are not subject to conditions outside the ordinary course; (3) all express conditions in the Licenses have been satisfied; and (4) neither the Company nor any of its subsidiaries has received any notification that any revocation, suspension or limitation of the Licenses is threatened or pending that would have a material adverse effect on the Company's or its subsidiaries' operations as described in the Final Prospectus and the Registration Statement.

               (iii) No consent, approval, or authorization, license or order of, or qualification filing with, the FCC or any PUC, or qualification with any PUC, is required or necessary for either the execution and delivery of any of this Agreement, the Registration Statement and the Final Prospectus by the Company or its subsidiaries or for the performance by the Company or its subsidiaries of its respective obligations under any of this Agreement, the Registration Statement and the Final Prospectus;

               (iv) Neither the execution and delivery of any of this Agreement, the Registration Statement and the Final Prospectus by the Company or its subsidiaries nor the performance by the Company or its subsidiaries of their respective obligations under any of this Agreement, the Registration Statement and the Final Prospectus will violate the Communications Act or State Laws or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or cause any forfeiture or impairment of, any of the Licenses;

               (v) Nothing has come to our attention to cause us to believe, and we have no reason to believe that, both as of the date of the Final Prospectus and the Registration Statement and as of the Closing Time, the statements in the Final Prospectus and the Registration Statement under the captions "Risk Factors
- If we do not interconnect with our primary competitors, the ILECs, our business will be adversely affected," "Risk Factors - Our principal competitors for local services, the ILECs, and potential additional competitors, have advantages that may adversely affect our ability to compete with them," "Risk Factors - Our future success will depend on growth in the demand for Internet access and high-speed data services, including DSL," "Risk Factors - The quality and condition of available copper telephone lines may impair our ability to provide DSL services," "Risk Factors - Our DSL services may interfere with or be affected by other transport technologies," "Risk Factors - Our need to comply with extensive governmental regulation can increase our costs and slow our growth," "Risk Factors - Deregulation of the telecommunications industry involves uncertainties and the resolution of these uncertainties could adversely affect our business," "Risk Factors -

Delays by the ILECs in connecting our customers to our network could result in customer dissatisfaction and loss of business," "Risk Factors - Dependence on other carriers and the regulation of access charges involves uncertainties, and the resolution of these uncertainties could adversely affect our business," "Risk Factors - We may not be able to adapt to technological change," "Risk Factors - We need rights of way, franchises and permits to build our fiber network," "Risk Factors - We may incur liability as an Internet service provider," "Risk Factors - Communications laws and state corporate laws may make it harder for someone to acquire control of CapRock," "Business - Competition," "Business - Legal Proceedings" and "Regulation and Licenses" that pertain to the Communications Act or State Laws or constitute a summary of the legal matters, documents or proceedings referred to therein, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

               (vi) All descriptions in the Final Prospectus and the Registration Statement under the captions "Risk Factors - If we do not interconnect with our primary competitors, the ILECs, our business will be adversely affected," "Risk Factors - Our principal competitors for local services, the ILECs, and potential additional competitors, have advantages that may adversely affect our ability to compete with them," "Risk Factors - Our future success will depend on growth in the demand for Internet access and high-speed data services, including DSL," "Risk Factors - The quality and condition of available copper telephone lines may impair our ability to provide DSL services," "Risk Factors - Our DSL services may interfere with or be affected by other transport technologies," "Risk Factors - Our need to comply with extensive governmental regulation can increase our costs and slow our growth," "Risk Factors - Deregulation of the telecommunications industry involves uncertainties, and the resolution of these uncertainties could adversely affect our business," "Risk Factors - Delays by the ILECs in connecting our customers to our network could result in customer dissatisfaction and loss of business," "Risk Factors - Dependence on other carriers and the regulation of access charges involves uncertainties, and the resolution of these uncertainties could adversely affect our business," "Risk Factors - We may not be able to adapt to technological change," "Risk Factors - We need rights of way, franchises and permits to build our fiber network," "Risk Factors - We may incur liability as an Internet service provider," "Risk Factors - Communications laws and state corporate laws may make it harder for someone to acquire control of CapRock," "Business - Competition," "Business - Legal Proceedings" and "Regulation and Licenses" of the Communications Act or the State Laws or legal or governmental proceedings of the FCC or any PUC with respect to telecommunications regulatory matters are accurate and complete summaries of matters therein described.

               (vii) The Company and its subsidiaries have (1) operated in compliance with the Communications Act and State Law and (2) filed with the FCC and/or the PUCs all applications, statements, reports, tariffs, information, forms, or any other document required under the Communications Act or under the States Laws except where the failure to so file would not have a material adverse effect on their ability to provide their respective services as described in the Final Prospectus and the Registration Statement and, to the best of our knowledge, such filings or submissions were in compliance with applicable laws or regulations when filed or submitted and no deficiencies have been asserted by the FCC or by any state authority with respect to such filings or submissions except where the deficiency is of such a nature that failure to cure any such deficiency would not have a material adverse effect on the Company or its subsidiaries' ability to provide their respective services as described in the Final Prospectus and the Registration Statement and, to our knowledge, the information contained in such filings or submissions was and continues to be in all material respects, accurate, complete and up-to-date at the time the filings or submissions were made;

               (viii) All regulatory tariffs applicable to each of the Company and its subsidiaries' local exchange and/or exchange access and/or intrastate interexchange operations in the United States and/or interstate interexchange and international operations (the "Tariffs"), are in full force and effect in accordance with their terms, and there is no outstanding notice of suspension, cancellation or termination or any threatened suspension, cancellation or termination with respect to any Tariffs. Neither the Company nor any of its subsidiaries are subject to any restrictions or conditions applicable to their Tariffs that limit or would limit their operations (other than restrictions or conditions generally applicable to tariffs of that type). Each such Tariff has been duly and validly accepted by the FCC and/or the PUCs. Neither the Company nor any of its subsidiaries are in violation under the terms and conditions of any such Tariff, and there is no basis for any claim of violation under any such Tariff; and

               (ix) Based upon a review of public files of the FCC and the PUCs, appropriate files of this firm and an inquiry of lawyers in this firm who have substantial responsibility for any of the Company or its subsidiaries' legal matters handled by this firm, we confirm that:

                  (1) there is no unsatisfied adverse FCC or PUC order, decree or ruling outstanding against any of the Company or its subsidiaries or any of the Licenses;

                  (2) there is no proceeding, complaint or investigation against the Company or its subsidiaries or in respect of any of the Licenses pending or threatened before the FCC or the PUCs (including any pending judicial review of such an action by the FCC) except for proceedings affecting the telecommunications industries generally to which the Company or its subsidiaries are not specific parties;

                  (3) neither the Company nor any of its subsidiaries are a party to any complaint, action or other proceeding at the FCC or the PUCs including complaints against other licensees or applicants;

                  (4) neither the Company nor any of its subsidiaries have been the subject of any final adverse order, decree or ruling of the FCC or the PUCs (including any notice of forfeiture which has been paid); and

                  (5) no action, suit, proceeding or investigation is pending or threatened, and no judgement, order, decree or ruling has been entered, against the Company or its subsidiaries in any court or before or by any governmental authority (other than the FCC or PUCs) that gives us reason to believe that any of the Licenses will be revoked or will not be renewed in the ordinary course or would have any material adverse effect on the Licenses.

         (d) The Representatives shall have received from Paul, Hastings, Janofsky & Walker LLP counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Registration Statement, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

         (e) The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chairman of the Board or the President and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Final Prospectus, any supplements to the Final Prospectus and this Agreement and that:

               (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

               (ii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

               (iii) since the date of the most recent financial statements included or incorporated by reference in the Final Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto).

         (f) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the 3-month period ended March 31, 2000, and as at March 31, 2000, in accordance with Statement on Auditing Standards No. 71 and stating in effect, except as provided in Schedule I hereto, that:

               (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Final Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

               (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the 3-month period ended March 31, 2000, and as at March 31, 2000, incorporated by reference in the Registration Statement and the Final Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders, directors, executive, compensation, finance and audit committees of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 1999, nothing came to their attention which caused them to believe that:

                  (1) any unaudited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Final Prospectus;

                  (2) with respect to the period subsequent to March 31, 2000, there were any changes, at a specified date not more than five days prior to the date of the letter, in the long-term debt of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity or consolidated total assets of the Company or decreases in working capital of the Company and its subsidiaries as compared with the amounts shown on the March 31, 2000 consolidated balance sheet included or incorporated by reference in the Registration Statement and the Final Prospectus, or for the period from April 1, 2000, to such specified date there were any decreases, as compared with the corresponding period in the preceding year, in net revenues or income before income taxes or in total or per share amounts of net income of the Company and its subsidiaries, operating income, and net interest income, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                  (3) the information included or incorporated by reference in the Registration Statement and Final Prospectus in response to Regulation S-K,
Item 301 (Selected Financial Data), Item 302 (Supplementary Financial Information), Item 402 (Executive Compensation) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K; and

               (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Final Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions "Prospectus Supplement Summary," "Summary Consolidated Financial Data," "Selected Consolidated Financial Data," "Risk Factors," "Capitalization," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Business," "Management," "Principal Shareholders," "Description of Outstanding Material Indebtedness," "Description of Outstanding Capital Stock" and "Ratio of Earnings to Fixed Charges and Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends" in the Final Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Final Prospectus, and the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Final Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

               References to the Final Prospectus in this paragraph (f) include any supplement thereto at the date of the letter.

         (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (1) any change or decrease specified in the letter or letters referred to in paragraph (e) of this Section 6 or (2) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Final Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (1) or (2) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto).

         (h) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

         (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

         (j) The Securities shall have been listed and admitted and authorized for trading on the Nasdaq Stock Market's National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.

         (k) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and Christopher J. Amenson, Leo J. Cyr, John
R. Harris, Mark Langdale, Ignatius W. Leonards, Kevin W. McAleer, Scott L. Roberts, Timothy W. Rogers, Timothy M. Terrell, Jere W. Thompson, Jr., Jere W. Thompson, Sr., Greenway Holdings, L.P. and CapRock Investors addressed to the Representatives.

               If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the

Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

               The documents required to be delivered by this Section 6 shall be delivered at the office of Paul, Hastings, Janofsky & Walker LLP, counsel for the Underwriters, at 399 Park Avenue, New York, New York 10022, on the Closing Date.

7. Reimbursement of Underwriters' Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have; provided further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any

Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) the Company had previously furnished copies of the Final Prospectus to the Representatives, (ii) delivery of the Final Prospectus was required by the Act to be made to such person, (iii) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Final Prospectus and (iv) there was not sent or given to such person, at or prior to the written confirmation of the sale of such securities to such person, a copy of the Prospectus.

         (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company acknowledges that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Final Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Final Prospectus or the Final Prospectus.

         (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (a) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq Stock Market's National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market's National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq Stock Market's National Market, (b) a banking moratorium shall have been declared either by Federal or New York State authorities or (c) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Final Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed or delivered and confirmed to both the Salomon Smith Barney Inc. General Counsel at 388 Greenwich Street, New York, New York, 10013 or telefaxed (212) 816-7912, Attention:
General Counsel and Bear, Stearns & Co. Inc. General Counsel at 245 Park Avenue, New York, New York, 10167; or, if sent to the Company, will be mailed or delivered and confirmed to CapRock Communications, 15601 Dallas Parkway, Suite 700, Dallas, Texas 75001 or telefaxed to (972) 982-9676 Attention: Legal Department.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WITHIN THE STATE OF NEW YORK.

15. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

16. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

17. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

                  "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Basic Prospectus" shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date including any Preliminary Final Prospectus.

                  "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

                  "Commission" shall mean the Securities and Exchange
         Commission.

                  "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

                  "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

                  "Final Prospectus" shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Basic Prospectus.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "Preliminary Final Prospectus" shall mean any preliminary prospectus supplement to the Basic Prospectus which describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Basic Prospectus.

                  "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                  "Rule 415," "Rule 424," "Rule 430A" and "Rule 462" refer to such rules under the Act.

                  "Rule 430A Information" shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                  "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.



                [The rest of this page intentionally left blank.]

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

                                               Very truly yours,

                                               CAPROCK COMMUNICATIONS CORP.



                                               By: /s/ JERE W. THOMPSON, JR.
                                                  -----------------------------
                                                  Name:  Jere W. Thompson, Jr.
                                                  Title: Chief Executive Officer
                                                           and Chairman of the
                                                           Board

The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

Salomon Smith Barney Inc.

By:/s/ ALAN B. MITCHELL
   --------------------------
   Name: Alan B. Mitchell
   Title: Vice President

Bear, Stearns & Co. Inc.

By:/s/ RICK A. LACHER
   --------------------------
   Name: Rick A. Lacher
   Title: Senior Managing Director


For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

                                   SCHEDULE I


Underwriting Agreement dated June 15, 2000

Registration Statement No. 333-32910

Representatives:       Salomon Smith Barney Inc.

                       Bear, Stearns & Co., Inc.

Title, Purchase Price and Description of Securities:

         Title:  Common Stock, par value $.01 per share

         Number of Shares to be sold by the Company:  4,500,000

         Price to Public per Share (include accrued dividends, if any):  $19.50

         Price to Public - total:  $87,750,000

         Underwriting Discount per Share:  $0.8775

         Underwriting Discount - total:  $3,948,750

         Proceeds to Company per Share:  $18.6225

         Proceeds to Company - total:  $83,801,250

         Other provisions:  N/A

Closing Date, Time and Location: June 21, 2000 at 10:00 a.m. at Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022

Type of Offering: Non-Delayed

Date referred to in Section 5(f) after which the Company may offer or sell securities issued or guaranteed by the Company without the consent of the Representative(s): September 13, 2000

Modification of items to be covered by the letter from KPMG LLP delivered pursuant to Section 6(f) at the Execution Time: N/A

                                   SCHEDULE II


                                                      NUMBER OF UNDERWRITTEN    MAXIMUM NUMBER OF OPTION
   UNDERWRITERS                                     SECURITIES TO BE PURCHASED  SECURITIES TO BE PURCHASED
   ------------                                     --------------------------  --------------------------
   Salomon Smith Barney Inc.                                     2,250,000                 337,500
                                                          ----------------        ----------------
   Bear, Stearns & Co. Inc.                                      2,250,000                 337,500
                                                          ----------------        ----------------
   Total ____________                                            4,500,000                 675,000
                                                          ================        ================

                                     ANNEX A


                Significant Subsidiaries as defined by Rule 1-02
                                of Regulation S-X



                                             State of              Percentage of Outstanding
                                           Incorporation          Equity Securities Owned by
           Name                             or Formation                  the Company
           ----                             ------------                  -----------
CapRock Telecommunications Corp                Texas                          100%
IWL Communications Incorporated                Texas                          100%
CapRock Fiber Network Ltd.                     Texas                          100%

                                                                       EXHIBIT A




            [LETTERHEAD OF OFFICER, DIRECTOR OR MAJOR STOCKHOLDER OF

                          CAPROCK COMMUNICATIONS CORP.]


                          CapRock Communications Corp.
                         Public Offering of Common Stock


                                                                  June 15, 2000



Salomon Smith Barney Inc.
BEAR, STEARNS & CO. INC.
AS REPRESENTATIVES OF THE SEVERAL UNDERWRITERS
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

               This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between CapRock Communications Corp., a Texas corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Common Stock, $.01 par value (the "Common Stock"), of the Company.

               In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of both Salomon Smith Barney Inc. and Bear Stearns & Co. Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned) directly or indirectly, including the filing (or participation in the filing of) a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of this Agreement.

               If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.


                                       Yours very truly,


                                       [SIGNATURE OF OFFICER, DIRECTOR OR MAJOR
                                       STOCKHOLDER]

                                       [NAME AND ADDRESS OF OFFICER, DIRECTOR OR
                                       MAJOR STOCKHOLDER]